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EXHIBIT 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL
REGARDING INTERESTS IN
THE ENDOWMENT MASTER FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED OCTOBER 1, 2004

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
ON SUNDAY, OCTOBER 31, 2004
AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY ENDOWMENT ADVISORS, L.P.,
EITHER BY MAIL OR BY FAX, BY 12:00 MIDNIGHT,
CENTRAL STANDARD TIME, ON SUNDAY, OCTOBER 31, 2004,
UNLESS THE OFFER IS EXTENDED.

COMPLETE THE LAST PAGE OF THIS LETTER OF TRANSMITTAL AND RETURN
OR DELIVER IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO:

Endowment Advisers, L.P.
4265 San Felipe, Suite 900
Houston, Texas 77027
Attn: Candice Quinn
For additional information:
Phone: (713) 993-4675
Fax: (713) 993-4698

Ladies and Gentlemen:

        The undersigned hereby tenders to The Endowment Master Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited partnership interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated October 1, 2004 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

        The undersigned hereby sells to the Fund the limited partnership interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

        The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund or portions thereof tendered hereby.

        Payment of the purchase price for the limited partnership interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund's records, unless such investor advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of December 31, 2004 of the limited partnership interest or portion thereof tendered.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL (THIS PAGE ONLY) IN THE
ENCLOSED POSTAGE-PAID ENVELOPE TO:

Endowment Advisers, L.P.
4265 San Felipe, Suite 900
Houston, Texas 77027

Attn: Candice Quinn

For Additional Information:
Phone: (713) 993-4675
Fax: (713) 993-4698

PART 1. NAME:

Name of Investor:

SS# or Taxpayer ID #:	Phone #:

Date:

PART 2. AMOUNT OF LIMITED PARTNERSHIP INTEREST IN THE FUND TO BE TENDERED:

☐
Entire limited partnership interest.

☐
Portion of limited partnership interest expressed as a specific dollar value. $                  .

PART 3. SIGNATURE(S):

For Individual Investors and Joint Tenants:

Signature:
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement/Investor Application)
Print Name of Investor:

Joint Tenant Signature:
(If Joint Tenants, Both Must Sign.)	(Signature of Owner(s) exactly as appeared on Subscription Agreement/Investor Application)
Print Name of Joint Tenant:

For Other Investors:
Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement/Investor Application)
Print Name of Signatory and Co-Signatory if Necessary:
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement/Investor Application)
Title:

Print Name and Title of Co-Signatory:

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EXHIBIT 99.3 Form of Letter of Transmittal